Exhibit 12.1

                               Victory State Bank
                                VSB Bancorp, Inc.
                       Victory Interim Bank (in formation)

                      Agreement, Plan of Reorganization and
                               Plan of Acquisition

     This Agreement, Plan of Reorganization and Plan of Acquisition, dated as of January 14, 2003, by and among Victory State Bank, a New York State chartered bank (the "Bank"); VSB Bancorp, Inc., a New York corporation (the "Holding Company"); and Victory Interim Bank, a to-be-formed New York State chartered bank ("Interim").

     The parties hereto desire to enter into an Agreement whereby the corporate structure of the Bank will be reorganized into the holding company form of ownership (the Reorganization"). The result of the Reorganization will be that, immediately after the Effective Date (as defined herein), all of the issued and outstanding shares of common stock of the Bank will be held by the Holding Company and the holders of the issued and outstanding shares of common stock of the Bank will become the holders of the issued and outstanding shares of common stock of the Holding Company.

     The Reorganization of the Bank will be accomplished by the following steps:
(1) the Bank has formed a wholly-owned subsidiary, VSB Bancorp, Inc., incorporated under the laws of the State of New York for the primary purpose of becoming the sole stockholder of a newly-formed interim stock bank, and subsequently becoming the sole stockholder of the common stock of the Bank; (2) the Holding Company will issue one share of its common stock to the Bank; (3) the Holding Company will arrange to organize Victory Interim Bank ("Interim"), a New York State chartered bank, which will be wholly-owned by the Holding Company; and (4) Interim will merge into the Bank (the "Merger"), with the Bank as the surviving entity. Upon the Merger: (i) all of the issued and outstanding shares of common stock of the Holding Company held by the Bank will be canceled;
(ii) all of the issued and outstanding shares of common stock of the Bank will automatically be converted by operation of law, on a three new shares for two existing share basis, into issued and outstanding shares of common stock of the Holding Company; (iii) all of the issued and outstanding shares of common stock of Interim will automatically be converted by operation of law into an equal number of issued and outstanding shares of common stock of the Bank, which will be all of the issued and outstanding stock of the Bank.

     Now, Therefore, in order to consummate this Agreement, Plan of Reorganization and Plan of Acquisition (the "Agreement"), and in consideration of the mutual covenants herein set forth, the parties agree as follows:


                                    Article I
               Merger of Interim into the Bank and Related Matters

     1.1 On the Effective Date, Interim will be merged with and into the Bank and the separate existence of Interim shall cease, and all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer, or further action, become the property of the Bank. The Bank shall be deemed to be a continuation of Interim, and the Bank shall succeed to the rights and obligations of Interim.

     1.2 Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all of the duties and liabilities, of a bank organized under Article III of the Banking Law of the State of New York. The Organization Certificate and Bylaws of the Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

     1.3 From and after the Effective Date, and subject to the actions of the Board of Directors of the Bank, the business conducted by the Bank (whether directly or through its subsidiaries) immediately prior to the Effective Date


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will continue to be conducted by it, as a wholly-owned subsidiary of the Holding
Company, and the directors and officers of the Bank immediately prior to the Effective Date will continue in their positions. The home office and branch offices of the Bank in existence immediately prior to the Effective Date shall continue to be the home office and branch offices of the Bank from and after the Effective Date.

     1.4 The directors of the Holding Company immediately after the Merger, and their terms of office, shall be as follows:

Terms expiring at the annual meeting of stockholders in 2004:

     Joseph J. LiBassi, Merton Corn and Joan Nerlino Caddell

Terms expiring at the annual meeting of stockholders in 2005:

     Raffaele M. Branca, Robert S. Cutrona Sr. and Chaim Farkas

Terms expiring at the annual meeting of stockholders in 2006:

     Lawrence J. De Maria, Carlos Perez and Savino Savo


                                   Article II
                               Conversion of Stock

     2.1 The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the common stock of the parties to this Agreement shall be as follows:

     A. On the Effective Date, all shares of common stock of the Holding Company held by the Bank shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

     B. On the Effective Date, shares of common stock, $5.00 par value, of the Bank ("Bank common stock') issued and outstanding immediately prior to the Effective Date shall, automatically by operation of law, be converted into and shall become shares of common stock, $.01 par value, of the Holding Company on a three-for-two basis, with the rights, privileges, preferences and voting power incident to each share of Bank common stock prior to such Effective Date, provided that no fractional shares shall be issued. Each person who would be entitled to a fractional share of the Holding Company's common stock as a result of the Reorganization, upon surrender of certificates theretofore representing the related share of the Bank's common stock, shall receive in lieu of the resulting one-half of a share of Holding Company common stock, an amount in cash equal to the average of the best bid and best ask price of the Bank's common stock on the last full trading day of the Bank's common stock prior to the Effective Date. Each share of common stock of Interim issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically by operation of law be converted into and become one share of common stock, $5.00 par value, of the Bank and shall not be further converted into shares of the Holding Company common stock, so that from and after the Effective Date, all of the issued and outstanding shares of common stock of the Bank shall be held by the Holding Company.

     C. As soon as practicable after the Effective Date, the certificates representing the outstanding Bank common stock shall be surrendered to the Holding Company or the designated agent of the Holding Company ("Exchange Agent") and, upon such surrender, the Exchange Agent shall issue and deliver in substitution therefore, cash and certificates representing the number of shares of Holding Company common stock into which such surrendered shares have been converted as hereinbefore provided, and cash in lieu of fractional shares (without interest). Certificates representing Bank common stock which are not surrendered shall be deemed for all purposes to evidence the ownership of the number of shares of Holding Company common stock into which said shares of the Bank shall have been converted as hereinbefore set forth and the right to receive cash in the amount determined pursuant to Section 2.1B.; provided, however, that any dividends declared with respect to Holding Company common stock represented by unsurrendered certificates for Bank common stock shall be paid by the Holding Company to the Exchange Agent and shall not be paid by the Exchange Agent to the stockholder entitled thereto until such stockholder surrenders such certificate, at which time the stockholder shall be paid the amount of the dividends having a record date on or after the Effective Date theretofore declared with respect to Holding Company common stock, without interest. All such dividends unclaimed at the end of one year after the Effective Date which were paid to the Exchange Agent shall be repaid by the Exchange Agent to Holding Company, and thereafter the holders of such


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outstanding certificates shall look, subject to applicable escheat, unclaimed funds and other laws, only to Holding Company for payment thereof.

     D. All shares of Holding Company common stock into which shares of Bank common are converted pursuant to this Article shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

     E. On the Effective Date, the holders of certificates formerly representing Bank common stock outstanding on the Effective Date shall cease to have any rights with respect to Bank common stock, and their sole rights shall be with respect to the Holding Company common stock into which their shares of Bank common stock shall have been converted by the Merger.

     2.2 Each option granted under the Bank's stock option plans shall become an option to purchase three shares of Holding Company stock for each two shares covered by the existing option, at the same terms and conditions, except that the exercise price of the new options shall be two-thirds of the exercise price of the existing options. The Holding Company shall further assume all the terms and conditions of the four existing stock option plans, which shall become stock option plans of the Holding Company.


                                   Article III
                                   Conditions

     3.1 The obligations of the Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

     A. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of Bank common stock shall, at a meeting of the stockholders of the Bank duly called, have approved this Agreement by the affirmative vote of two-thirds of the outstanding shares of Bank common stock.

     B. The shares of Holding Company common stock to be issued to the Bank stockholders pursuant to the Merger shall have been, if required by law, duly registered pursuant to the Securities Act of 1933, as amended, and the Bank shall have complied with all applicable state securities or "blue sky" laws relating to the issuance of the Holding Company common stock.

     C. Any and all approvals from the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation, the New York State Superintendent of Banks, the New York State Banking Board, the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of the Holding Company common stock as contemplated by this Agreement shall have been obtained.

     D. The Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel, to the effect that the Reorganization will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of the Bank upon the exchange of Bank common stock held by them for Holding Company common stock.

     E. The number of shares of common stock of the Bank with respect to which the right to receive payment for such shares pursuant to Section 6022 of the New York Banking Law had been duly exercised does not exceed 7,000 shares or such other number of shares as would, upon payment therefor, cause any other stockholder of the Bank to own, upon consummation of the Merger, 10% or more of the issued and outstanding shares of stock of the Holding Company.


                                   Article IV
                            Effective Date of Merger

     Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth herein, the parties hereto shall execute and cause to be filed such certificates or further documents as shall be


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required by the New York Superintendent of Banks, and with such other federal or state regulatory agencies as may be required. Upon approval by the New York Superintendent of Banks, and the completion of the required filings by the Superintendent pursuant to Section 601-b(1) of the New York Banking Law, the Merger and other transactions contemplated by this Agreement shall become effective. The Effective Date for all purposes hereunder shall be the date of such filing.


                                    Article V
                            Amendment and Termination

     5.1 The Bank, the Holding Company and Interim, by mutual consent of their respective Boards of Directors or Organizers, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them at any time before or after the approval and adoption thereof by the stockholders of the Bank; provided, however, that no such amendment, modification, supplement or interpretation shall have a materially adverse impact on the Bank or its stockholders except with the approval of the stockholders of the Bank or as required by any regulatory authority having jurisdiction over the Bank, the Holding Company or Interim.

     5.2 This Agreement may be terminated at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall have been satisfied and become incapable of fulfillment and shall have not been waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties.

     5.3 In the event of the termination of this Agreement pursuant to any of the foregoing provisions, no party shall have any further liability or obligation of any nature to any other party under this Agreement.


                                   Article VI
                                  Miscellaneous

     6.1 Any of the terms or conditions of this Agreement (other than the necessary approvals of stockholders and government authorities) may be waived at any time by any party hereto which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action may be taken after approval of the stockholders of the Bank pursuant to Section 3.1A hereof if, in the judgment of the Board of Directors of the bank, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to be afforded to the stockholders of the Bank.

     6.2 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

     6.3 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     6.4 Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed, or sent by prepaid telegram, addressed to such party at 3155 Amboy Road, , Staten Island, New York 10306.

     6.5 The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

     6.6 The Bank will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement prior to the consummation of the Reorganization.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                          Victory State Bank


                                          By: /s/ Merton Corn
                                             -----------------------------------
                                                  Merton Corn, President


                                          VSB Bancorp, Inc.,


                                          By: /s/ Merton Corn
                                             -----------------------------------
                                                  Merton Corn, President


                                          Victory Interim Bank (in formation)


                                          By: /s/ Merton Corn
                                             -----------------------------------
                                                  Merton Corn, President